UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2009

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        BLUGRASS ENERGY, INC.

(Name of Small Business issuer in its charter)

   Nevada                                                 333-135852                                  20-4952339

(State or other jurisdiction of               (Commission File No.)                 (IRS Employer  incorporation or organization)                                                                  Identification Number)

                                       7609 Ralston Road, Arvada, CO 80002

 (Address of principal executive offices)

                                                               (403) 830-7566

(Registrant’s telephone number)

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Section 5.06 -Change in Shell Company Status.

The Company was a shell company as defined in Rule 12b-2 under the Securities  Exchange Act  of 1934, as amended (17 CFR 240.12b-2), but has untaken actions in regards to its business plans that are beyond nominal operations and have assets consisting of greater than cash or cash equivalents  that has the effect of causing it to cease being a shell company, as defined in Rule 12b-2.

During the past year the company has added a new president who is very experienced in the natural resource industry. Also, The Company has acquired new Oil and Gas Interests in Eddy county New Mexico, known as the Cave Pool Unit, from Robinhood L.L.C. (Marks and Garner Production Company) on October 12, 2009.

Additionally, the company has entered into a Joint Venture and Production Agreement or Purchase and Sales agreement with Doral Energy Corp. ("Doral") to acquire a 40.0% working interest ("WI") in all leases owned by Blugrass in and around the Cave Pool Unit located in Eddy County, New Mexico (the "Cave Pool Unit"). Blugrass had previously acquired a 100% working interest in the approximately 2,800 acres of the Cave Pool Unit properties. These agreements coincide with the company’s Business Model in accordance with the Company’s Business Plan, and the Company has raised approximately $625,000 for acquisitions and to further operations during the past year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blugrass Energy, Inc.

/s/ Ken Berscht

President and Director

December 10, 2009